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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Biopure Corporation 1988 Stock Option Plan, the 1998 Stock Option Plan and the 1999 Omnibus Securities and Incentive Plan and to the incorporation by reference therein of our report dated December 10, 1999 with respect to the consolidated financial statements of Biopure Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.

Boston, MA                          /s/  ERNST & YOUNG LLP
January 28, 2000